HEADWATERS | BD
ONE TABOR CENTER 1200 17th STREET SUITE 900 DENVER, CO 80202
TELEPHONE 303.572.6000 FAX 303.572.6001

January 4, 2012

Steven Eror
Chief Executive Officer/President
Freshmedx, Inc.
757 East South Temple
Suite 150
Salt Lake City, UT
84102

Dear Steve:

We are writing today to outline the business terms under which Headwaters BD, LLC ("Headwaters") will be engaged to act as financial advisor to Freshmedx, Inc., (the "Company") in connection with its consideration of a possible Transaction (defined in Attachment A) involving a financing for the Company.

Various legal conditions governing our relationship are set forth in Attachment B to this letter.

ADVISORY DUTIES

In the course of our engagement, Headwaters will perform such financial advisory and investment banking services for the Company in connection with the proposed Transaction, defined in Attachment A, as are customary and appropriate for transactions of this type and as you may, from time to time, reasonably request. Specific advisory services relating to a Transaction may include the following:

1. Analyze the Company's financial situation and assist the Company in determining the form of financing which will best accomplish the Company's financial objectives. Emphasis will be placed on obtaining attractive pricing and financial flexibility,
2. Prepare a Confidential Memorandum describing the Company, its operations, management and financial data, based upon information provided by the Company, to facilitate securing and structuring the financing,
3. Identify and contact appropriate prospective capital providers to the Transaction,
4. Assist and advise the Company in negotiating the terms and structure of a potential Transaction,
5. Assist the Company and its legal counsel with document preparation to secure a Financing commitment (if it is appropriate to obtain such a commitment in connection with the Financing) with the goal of obtaining such Financing commitment in a timely fashion,
6. Assist with document preparation, procedural execution and closing of the Financing, working with the Company's counsel,
7. Provide the Company with periodic status reports (as requested by the Company) and be available to the Company at all reasonable times to discuss any matters relating to the Transaction, and

8. Perform other financial advisory services relating to the foregoing as necessary and agreed between the parties.

The Company agrees to use Headwaters as its exclusive financial advisor related to a Transaction outlined herein except for specific individuals named in Appendix A, who may invest in the Company up to a total of one and a half million dollars ($1,500,000). Irrespective of money raised through the parties listed in Appendix A, the Company represents that Headwaters will still have the opportunity to complete the transaction contemplated herein. Headwaters will not receive Success Fee compensation for investments from the individuals named in Appendix A.

In order to coordinate the efforts to effect a Transaction satisfactory to the Company, during the period of our engagement hereunder, neither the Company nor anyone acting on its behalf shall initiate any discussions regarding a Transaction with any person or entity, except through Headwaters or as otherwise approved by Headwaters. In the event the Company or any of its officers or directors receives an inquiry regarding a potential Transaction, they will promptly inform Headwaters of such inquiry in order that Headwaters may assist the Company in any resulting negotiations.

We are pleased to accept this engagement and look forward to working with the Company. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter (including signed attachments), which shall thereupon constitute a binding agreement.

Sincerely,

Headwaters BD, LLC

By: [signature]

Title: PRESIDENT & COO

Date: 1/5/2012

Accepted and agreed to by:

FreshMedx, Inc.

By: [signature]

Title: President & CEO

Date: 1/5/2012

ATTACHMENT A
PAGE 2

FEES FOR SERVICES REFERENCED IN FRESHMEDX/HEADWATERS BD, LLC ENGAGEMENT LETTER DATED JANUARY 4, 2012

TERMINATION OF ENGAGEMENT

Headwaters shall act as the Company's exclusive financial advisor in connection with the proposed Transaction for a period of six (6) months from the date of acceptance of this engagement by you unless sooner terminated by you or extended by mutual consent. Any engagement for services contained in this Attachment may be terminated by either the Company or Headwaters upon thirty (30) days after receipt of written notice to that effect by the other party and, with respect to Headwaters' termination by the Company, payment in full to Headwaters of all fees payable and reimbursement of all out-of-pocket expenses as described above. If this Agreement is terminated before all Retainer Fees have been paid by the Company, as stipulated in this Agreement, the Company will not be obligated to pay any future, unpaid Retainer Fees to Headwaters. Additionally, the termination of this agreement will not affect the matters set out in Attachment B, "Conditions." In the event that, at any time prior to twelve (12) months following termination of this engagement by either party, the Company enters into a Transaction (or executes a definitive agreement which results in a Transaction), either (i) with any party with which Headwaters has had discussions on behalf of the Company, or (ii) any party which comes to the attention of the Company as a potential party to a Transaction during the term of this engagement, or (iii) any party that contacts the Company after termination of this engagement primarily as a result of Headwaters' efforts on the Company's behalf then, in any such event, Headwaters will be entitled to full compensation with respect to such transaction as if this engagement had not been terminated. Within thirty (30) days following termination hereunder, Headwaters shall provide the Company with a list of the parties with which Headwaters has had discussions on behalf of the Company, which shall be used for purposes of clause (i) above.

Accepted and agreed to by:

Freshmedx, Inc.

By: [signature]

Title: PRESIDENT & CEO

Date: 1/5/2012

Headwaters BD, LLC

By: [signature]

Title: PRESIDENT & COO

Date: 1/5/2012

ATTACHMENT A
PAGE 1

FEES FOR SERVICES REFERENCED IN FRESHMEDX/HEADWATERS BD, LLC ENGAGEMENT LETTER DATED JANUARY 4, 2012

TRANSACTION

As used in this Attachment, "Transaction" means, whether effected in one (1) transaction or a series of transactions:

(a) any equity financing commitment to purchase or acquire common stock, preferred stock, redeemable stock, convertible stock, convertible debt, warrants or any other form of equity securities, or
(b) any sale of equity and or assets constituting a change of control of ownership of the Company.,
(c) any sale of debt by the Company.

TRANSACTION AMOUNT

The Transaction Amount for purposes of calculating Headwaters' fee shall be deemed to be the gross dollar or dollar equivalent amount raised from a Transaction at each closing for a financing transaction.

FEES AND EXPENSES

Retainer Fee

Headwaters shall receive a non-refundable cash fee of nine thousand five hundred thousand dollars ($9,500) per month ("Retainer Fee"), for a period of six (6) months from the Effective Date with the first month's fee payable upon the execution of this agreement, and subsequent fees payable on the first of each succeeding month. Invoices for retainer fees are due upon receipt.

The Company and Headwaters can extend the term of the engagement on a month-by-month basis after written mutual agreement of the parties for a monthly retainer of nine thousand five hundred thousand dollars ($9,500) per month payable at the beginning of each monthly term.

Success Fee

Concurrent with the closing of a Transaction, Headwaters shall receive a cash Success Fee equal to nine point eight percent (9.8%) of the Transaction Amount. Success fees are due and payable upon each day of closing.

In addition, concurrent with the closing of a Transaction, Headwaters shall receive warrants ("Warrants") to purchase that number of shares of stock of the Company equal to three percent (3%) of the Common shares issued or Common shares underlying any securities, exclusive of warrants, issued by the Company in the Transaction. The exercise price of all Warrants received shall be equal to the lowest price per share or underlying share of any security issued in the Transaction. The Warrants shall have a five (5) year exercise period and shall contain such registration, anti-dilution, cashless exercise and other terms and conditions as any other warrants issued in the Transaction, and otherwise under customary, mutually agreeable terms.

Expense Reimbursement

The Company agrees to pay the legal expenses incurred by Headwaters associated with hiring a securities attorney to provide legal consultation regarding the execution of the Transaction. This legal expense reimbursement shall not exceed fifty thousand dollars ($50,000) in total, and may be paid to Headwaters or paid directly to the attorneys at the choice and discretion of Headwaters. Headwaters will provide to the Company a weekly update on expenses associated with the securities attorney.

In addition, the Company agrees to reimburse Headwaters, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with any Headwaters' activity under this agreement. Such expense reimbursement amounts shall be considered separately from any fees that may be owed by the Company to Headwaters. Invoices for expense reimbursement legal or otherwise are due upon receipt.

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ATTACHMENT B
PAGE 1

CONDITIONS TO FRESHMEDX/HEADWATERS BD, LLC ENGAGEMENT LETTER DATED JANUARY 4, 2012

This attachment contains the detailed conditions of the above referenced engagement letter between Freshmedx, Inc. and Headwaters BD, LLC.

USE OF INFORMATION

The Company agrees to furnish or cause to be furnished to Headwaters all information and data necessary for Headwaters to perform its duties under this engagement (the "Information") and will give Headwaters access to the Company's relevant officers, directors, and employees, as well as access to the Company's independent accountants and legal counsel when the situation so requires. The Company hereby represents that the Information so furnished to Headwaters will be correct and complete in all material respects and not misleading. The Company recognizes and confirms that Headwaters will be entitled to use the Information and other publicly available information and information in reports and other materials provided by others, and that Headwaters does not assume responsibility for and may rely, without independent verification, on the accuracy, completeness, reasonableness and fairness of any such information. The Company shall also specifically indicate to Headwaters which information that it provides is deemed "non-public" and which information should not be revealed to third parties during this engagement.

It is understood that any information or advice rendered by Headwaters or any of its representatives in connection with this engagement is for the confidential use of the Company and its Board of Directors and will not be reproduced, disseminated, summarized, described, quoted or referred to or given to any other person at any time, in any manner or for any purpose without Headwaters' prior written consent.

SUB-AGENTS AND SELLING PARTNERS

In connection with the Transaction, Headwaters shall have the right to associate itself with other members of the Financial Industry Regulatory Authority, Inc. and/or foreign agents properly registered in their jurisdiction who will share in compensation and who shall be afforded indemnification by the Company as agents of Headwaters pursuant to the section entitled "Indemnity and Contribution". The selection of other agents and their portion of the shared compensation shall be at Headwaters sole discretion and expense.

INDEMNITY AND CONTRIBUTION

The Company agrees to indemnify and hold harmless Headwaters and its affiliates and their respective members, partners, directors, officers, employees, agents, and controlling persons (Headwaters and each such person being an "Indemnified Party") from and against any and all losses, claims, damages, judgments, assessments, costs and other liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of any transaction contemplated by this letter or the engagement of Headwaters pursuant to this letter.

The Company also will reimburse any Indemnified Party for all reasonable fees and expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action, or proceeding is initiated or brought by or on behalf of the Company.

The Company will not be liable under the foregoing indemnification and reimbursement provisions to the extent that any loss, claim, damage, judgment, assessment, cost or any other liability, or related expense, is found in a final judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Person's bad faith or gross negligence. The Company also agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of Headwaters pursuant to this letter except to the extent that any loss, claim, damage,

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CONDITIONS TO FRESHMEDX/HEADWATERS BD, LLC ENGAGEMENT LETTER DATED JANUARY 4, 2012

judgment, assessment, cost or any other liability, or related expenses, is found in a final judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Person's bad faith or gross negligence..

The Company and Headwaters agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph is for any reason unavailable or insufficient to hold it harmless, then the Company and Headwaters shall contribute to the losses, claims, damages, judgments, assessments, costs and other liabilities and related expenses for which such indemnification is held unenforceable as is appropriate to reflect (i) the relative benefits to the Company on the one hand and Headwaters on the other hand, in connection with the transaction to which such indemnification or reimbursement relates, (ii) the relative fault of the parties, and (iii) other equitable considerations; provided, however, that in no event shall the amount to be contributed by Headwaters exceed the fees actually received by Headwaters under this engagement. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and any Indemnified Party shall be deemed to be in same proportion that the aggregate cash consideration and value of securities or any other property payable, exchangeable or transferable in such transaction bears to the fees paid or payable to Headwaters under this engagement letter.

CERTAIN ACKNOWLEDGMENTS

The Company acknowledges and agrees that Headwaters has been retained to act solely as financial advisor to the Company and its Board of Directors in connection with a Transaction (as defined in Attachment B). In such capacity, Headwaters shall act as an independent contractor, and any duties of Headwaters arising out of its engagement pursuant to this letter shall be owed solely to the Company and its Board of Directors.

The Company acknowledges that although Headwaters shall use commercially reasonable efforts to assist the Company in the Transaction, Headwaters' obligations hereunder are on a "best efforts" basis and shall not constitute a firm commitment to underwrite any Transaction.

Headwaters may, with the written approval of the Company, which such approval shall not be unreasonably withheld, and at its own expense, place announcements or advertisements in financial newspapers and journals describing its services hereunder.

MISCELLANEOUS

This letter shall be governed by, and construed in accordance with, the laws of the State of Colorado applicable to contracts executed in and to be performed in that state, and will be binding upon and inure to the benefit of the successors and assigns of the Company and Headwaters. The Company and Headwaters agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed Transaction or the engagement of or performance by Headwaters hereunder. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same document.

This agreement may not be waived, amended, modified or assigned, in any way, in whole or in part, including by operation of law, without the prior written consent of both parties hereto. The provisions hereof shall inure to the benefit of and be binding upon the successors, assigns and personal representatives of the Company and Headwaters.

The Company also hereby submits to the jurisdiction of the courts of the State of Colorado in any proceeding arising out of or relating to this agreement, including federal district courts located in such state, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum.

ATTACHMENT B
PAGE 3

CONDITIONS TO FRESHMEDX/HEADWATERS BD, LLC ENGAGEMENT LETTER DATED JANUARY 4, 2012

After any closing of a Transaction, unless otherwise legally restricted, Company hereby agrees to use its commercially reasonable efforts to place a reference to Headwaters as the Company's Financial Advisor in any public announcement of a Transaction which the Company publishes or in which consent of the Company is required for a third party to publish.

BUSINESS CONTINUITY PLANNING

Per FINRA regulations, Headwaters has developed a Business Continuity Plan (the "Plan") on how we will respond to events that significantly disrupt our business. Please refer to our website at www.headwatersmb.com for a description of our Plan.

Accepted and agreed to by:

Freshmedx, Inc.

By: ____________________

Title: PRESIDENT & CEO

Date: 1/5/2012

Headwaters BD, LLC

By: ____________________

Title: PRESIDENT & COO

Date: 1/5/2012

ATTACHMENT B
PAGE 4

CONDITIONS TO FRESHMEDX/HEADWATERS BD, LLC ENGAGEMENT LETTER DATED JANUARY 4, 2012

APPENDIX A

1. Freshmedx Shareholders of Record as of Engagement Letter Date.
2. Freshmedx Employees, Board Members, Contractors and their respective families
3. Freshmedx Medical Advisory Board
4. Olympus and Park City Angels
5. DDR & Associates
6. Vincent and Rees
7. Murdock Capital
8. Shawn Vojtek
9. Cambria Capital
10. Troy D'Ambrosio
11. Jaime Pira Klussman
12. New Leaf Ventures
13. Michael Morgan
14. Shawn Fojtik
15. David Jensen
16. John Sweazey
17. Lynn Raybould
18. Mark Burgess